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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                                       FORM 8 A


                  For Registration of Certain Classes of Securities
                       Pursuant to Section 12(b) or (g) of the
                           Securities Exchange Act of 1934


                          CORNERSTONE PROPANE PARTNERS, L.P.
                (Exact name of registrant as specified in its charter)


             DELAWARE                                           77-0439862
(State of incorporation or organization)                   (I.R.S. Employer
                                                           Identification No.)



432 WESTRIDGE DRIVE
WATSONVILLE, CALIFORNIA                                           95076
(Address of principal executive offices)                       (Zip Code)


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

TITLE OF EACH CLASS                              NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED:                        EACH CLASS IS TO BE REGISTERED:


Common Units representing
limited partner interests                   New York Stock Exchange, Inc.
-------------------------                    ----------------------------


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. / /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. / /

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                        NONE
                    ----------------------------------------------
                                   (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         A description of the common units representing limited partner interests in Cornerstone Propane Partners, L.P. to be registered hereunder is set forth under the captions "Prospectus Summary," "Cash Distribution Policy," "Description of the Common Units," "The Partnership Agreement" and "Tax Considerations" in the prospectus included in Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (No. 333-13879) filed with the Securities and Exchange Commission on November 21, 1996 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

ITEM 2.  EXHIBITS

    The following exhibits to this Registration Statement on Form 8-A are either filed herewith or are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

         1. Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (No. 333-13879) filed with the Securities and Exchange Commission on November 21, 1996.

         2.   Certificate of Limited Partnership of the Registrant.

         3. Amended and Restated Agreement of Limited Partnership of the Registrant, which is included as Appendix A to the prospectus included in the Registration Statement on Form S-1.

         4. Form of Common Unit Certificate, which is included as Exhibit A to Appendix A to the prospectus included in the Registration Statement on Form S-1.

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                                      SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: November 25, 1996

                                       CORNERSTONE PROPANE PARTNERS, L.P.

                                       By: Cornerstone Propane GP, Inc.,
                                              as Managing General Partner


                                       By:  /s/ Ronald J. Goedde
                                            -----------------------------
                                            Ronald J. Goedde
                                            Executive Vice President and
                                              Chief Financial Officer




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                                    EXHIBIT INDEX



EXHIBIT
NUMBER
------

*1 Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (No. 333-13879) filed with the Securities and Exchange Commission on November 21, 1996.

 2  Certificate of Limited Partnership of the Registrant.

*3 Amended and Restated Agreement of Limited Partnership of the Registrant, which is included as Appendix A to the prospectus included in the Registration Statement on Form S-1.

*4 Form of Common Unit Certificate, which is included as Exhibit A to Appendix A to the prospectus included in the Registration Statement on Form S-1.





_____________________________
* Incorporated by reference from the Registrant's Registration Statement on Form S-1 (No. 333-13879) pursuant to Rule 12b-23.

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